Exhibit 99.1

Supernus to Host Fourth Quarter and Full Year 2014

Earnings Conference Call

Rockville, MD, February 17, 2015 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company expects to report the financial results for the fourth quarter and full year 2014 after 5:00 PM ET on Tuesday, March 10, 2015.

Jack Khattar, President and Chief Executive Officer and Greg Patrick, Chief Financial Officer, will host a conference call to present the fourth quarter and full year results on Wednesday, March 11, 2015 at 9:00 AM ET.  Following the presentation, the call will be open for questions.

A live webcast will be available at www.supernus.com.  Following the live call, a replay will be available on the Company’s website under the ‘Investors’ section.  The webcast will be available on the Company’s website for 60 days following the live call.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	86364108
Conference Call Name:	Supernus Pharmaceuticals 4Q and Full Year 2014 Earnings Conference Call

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry. These product candidates include SPN-810 for the treatment of impulsive aggression in patients with ADHD in conjunction with standard ADHD treatment and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com